J o h n  T .  R o o t ,  J r .

ATTORNEY AT LAW

P.O. Box 5666

Jacksonville, Arkansas  72076

Phone:  (501) 529-8567

Fax:  (501)  325-1130

John T. Root, Jr.

j.root.5013@gmail.com

March 20, 2015

EKLIPS CORP.

2220 Meridian Blvd

Suite # T8941

Minden, NV 89423

Re:      Registration Statement on Form S-1/A filed by  E K L I P S  C O R P .

Ladies and Gentlemen:

As  special  securities  counsel  to  EKLIPS  CORP.,  a  Nevada  corporation  (the

"Company"),  I  have  been  requested  to  provide  my  opinion  regarding  5,000,000 shares  of  the  Company's  $.001  par  value  common  stock,  which  are  to  be  issued  by

the   Company   (the   "Shares").     I   have   been   informed   that   the   Shares   will   be

registered  for  sale  pursuant  to  the  provisions  of  that  certain  registration  statement

on   Form   S-1   (the   "Registration   Statement")   filed   by   the   Company   with   the

Securities  and  Exchange  Commission  (the   "Commission"),  of  which  this  opinion  is

attached,  to  comply  with  the  applicable  provisions  of  the  Securities  Act  of  1933,  as

amended  (the  "Act").     Accordingly,  the  purpose  of  this  letter  is  to  respond,  in

writing,  to  that  request  and  furnish  that  opinion.    The  opinion  specified  in  this

letter is limited to US Securities law.

In connection with this opinion, I have examined the Articles of Incorporation and  By  Laws  of  the  Company  and  have  examined  and  relied  upon  the  accuracy  and completeness  of  the  corporate  records,  as  to  factual  matters  only  and  the  originals or  copies  of  such  documents,  corporate  records,  and  other  instruments  as  I  have deemed necessary or appropriate for the purpose of this opinion.

In  my  examination,  I  have  relied  upon  the  accuracy  and  completeness  of  the corporate  records,  as  to  factual  matters,  as  the  records  made  available  to  me  by  the

Registrant.   I  further  assumed  the  genuineness  of  all  signatures,  the  legal  capacity

of   all   natural   persons,   the   authenticity   of   all   documents   submitted   to   me   as

originals,  the  conformity  to  original  documents  of  all  documents  submitted  to  me  as

certified   or   photo-static   copies   and   the   authenticity   of   the   originals   of   such

documents made available to me by the Registrant.

Based  upon  the  foregoing,  and  in  reliance  thereon,  I  am  of  the  opinion  that the  Shares  have  been  duly  authorized,  and  when  distributed  will  be  legally  issued,

fully paid and non-assessable.

I  hereby  consent  in  writing  to  the  reference  to  my  name  under  the  caption

"Interests   of   Named   Experts   and   Counsel"   in   the   Prospectus   included   in   the

Registration  Statement  and  the  use  of  my  opinion  as  an  exhibit  to  the  Registration

Statement and any amendment thereto.

Sincerely

John T. Root, Jr.